SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

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MRU HOLDINGS, INC.

 (Exact Name of Registrant as Specified in Charter)
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STATE OF DELAWARE (State or Other Jurisdiction of Incorporation)	001-33073 (Commission File Number)	33-0954381 (I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

(212) 398-1780
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into of a Material Definitive Agreement.

Amendment to Loan Agreement.

On July 10, 2008, MRU Funding SPV, Inc., a subsidiary of MRU Holdings, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its Amended and Restated Master Loan Agreement (the “Loan Agreement”), dated as of February 1, 2007, with Merrill Lynch Bank USA.

The purpose of the Loan Agreement, when originally signed, was to finance the origination of federally-guaranteed and private student loans in contemplation of the refinancing of these student loans by means of a sale or a securitization transaction. The Loan Agreement was previously due to expire on July 15, 2008.

On July 10, 2008, as reported below under Item 2.03 of this Current Report on Form 8-K (the “Current Report”), the Company completed a securitization of its private student loans, as a result of which the outstanding loans under the Loan Agreement that financed private student loans have been fully repaid. In addition, pursuant to the Amendment, the maturity date of the Loan Agreement (in respect of private student loans) has been extended to September 26, 2008 with a new commitment amount of $15.0 million.  Accordingly, the Loan Agreement can continue to be utilized to finance private student loans that will ultimately be acquired by the securitization trust, MRU Student Loan Trust 2008-A (the “Trust”), during the “acquisition period” (as described in Item 2.03 below).

 Pursuant to the Amendment, the commitment with respect to federally-guaranteed loans has also been extended to September 26, 2008 (unless terminated or further extended prior to such time) at the maximum commitment amount of $36.0 million, which is approximately the amount currently outstanding under the Loan Agreement in respect of federally-guaranteed loans.

Securitization Transaction.

In connection with the securitization transaction described below in Item 2.03, the Company has entered into the Administration Agreement and the T&C Agreement, each as more fully described below in Item 2.03.

The foregoing description of the Amendment, and the description below of the Administration Agreement and the T&C Agreement, are brief summaries only and are qualified in their entirety by the terms set forth in such documents, copies of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2008, the Company completed an offering of $140,894,000 of notes (the “Notes”) issued by the MRU Student Loan Trust 2008-A pursuant to an Indenture (the “Indenture”), dated as of July 1, 2008, between the Trust, as issuer, and The Bank of New York Mellon Trust Company, National Association, as indenture trustee.  The Notes are backed by a portfolio of direct-to-consumer private student loans acquired by the Trust from the Company. The obligations to pay principal and interest on the Notes are solely the obligations of the Trust. For financial accounting purposes, the Notes will be reflected as long-term indebtedness of the Company on a consolidated basis.

The proceeds of the Notes were used to fund the acquisition of private student loans from the Company’s existing loan portfolio and will be used to make additional acquisitions of private student loans subsequent to closing but prior to September 30, 2008, which is known as the “acquisition period”.

In connection with the offering, on July 10, 2008, the Company entered into an Administration Agreement (the “Administration Agreement”) and a Transfer & Contribution Agreement (the “T&C Agreement”).  In addition, the Company agreed to indemnify certain service providers involved in the transaction for potential costs and claims which they may incur as a result of providing services in connection with the transaction. Under the Administration Agreement, the Company will act as administrator for the student loans owned by the Trust. The Company, acting as the administrator, will be responsible for administering the Trust's accounting and financial reporting activities, and performing certain responsibilities of the Trust under the transaction documents to which the Trust is party.

The student loans acquired by the Trust were acquired by the Trust from MRU ABS II LLC (the “LLC”), a limited liability company of which the Company is the sole member. Pursuant to the T&C Agreement, the Company transferred the student loans to the LLC, and the same student loans were then transferred by the LLC to the Trust.  The Company provided the LLC and the Trust with certain representations and warranties with respect to the student loans under the T&C Agreement. In the event of a breach by the Company of those representations and warranties, the Company may be required to reacquire the affected loan or loans from the Trust and indemnify the Trust for other related losses.

The Trust has issued an owner trust certificate representing 100% of the residual interest in the Trust to the LLC. The Company owns 100% of the equity interests in the LLC.

The aggregate principal amount of the Notes issued is $140,894,000, of which $25,000,000 are designated Class A-1A Notes, $75,322,000 are Class A-1B Notes, $7,477,000 are Class B Notes, $9,036,000 are Class C Notes, $7,789,000 are Class D Notes and $16,270,000 are Class E Notes.  Standard & Poor’s, a division of The McGraw–Hill Companies, has given a rating of AAA to the  Class A-1A Notes and Class A-1B Notes, AA to the Class B Notes, A to the Class C Notes and BBB to the Class D Notes. The Class E Notes are unrated.  The Notes have a final maturity date of January 25, 2041. The Notes bear interest at a floating-rate, other than the Class A-1A Notes which are fixed rate. The Trust has entered into an interest rate floor agreement to hedge interest rate exposure on its fixed rate Notes.

The Class E Notes are “capitalized interest notes” and will not receive payments of interest until each other class of Notes receives all the interest and principal they are entitled to receive and certain other deposits and payments are made. Further, the Class D Notes are subordinate to the Class A, B, and C Notes, the Class C Notes are subordinate to the Class A and B Notes, and the Class B Notes are subordinate to the Class A Notes.

Prior to the stepdown date (or if the cumulative amount of charged-off loans exceeds certain levels), principal payments will only be made on the Class A Notes. After the stepdown date, and as long as the cumulative amount of charged-off student loans does not exceed certain levels, specified amounts of principal will be allocated to each Class on a sequential basis. The principal amount of the Notes will be payable earlier if an event of default occurs on the Indenture that results in the acceleration of the maturity of the Notes.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold absent registration or an applicable exemption from registration requirements. The Notes are being offered and sold only to Qualified Institutional Buyers within the meaning of Rule 144A under the Act and non-U.S. persons in offshore transactions in reliance on Regulation S under the Act. This Current Report does not constitute an offer to sell or the solicitation of an offer to purchase the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2008

MRU HOLDINGS, INC.

By:	/s/ Vishal Garg
Name: Vishal Garg
Title: Co-President